                         Notice of Guaranteed Delivery

                       To Tender Shares of Common Stock

                                      of

                     Air Express International Corporation

                       Pursuant to the Offer to Purchase
                            dated November 19, 1999

                                      of

                          DP Acquisition Corporation

                         a wholly-owned subsidiary of
                               Deutsche Post AG

   This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares (the "Shares") of common stock, par value $0.01 per share, of Air Express International Corporation, a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to ChaseMellon Shareholder Services, L.L.C., as Depositary (the "Depositary"), prior to the Expiration Date (as defined under "Terms of the Offer" in the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail to the Depositary. See "Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

                       The Depositary for the Offer is:
                   ChaseMellon Shareholder Services, L.L.C.

         By Mail:           By Overnight Delivery:            By Hand:



      P.O. Box 3301           85 Challenger Road      120 Broadway, 13th Floor
   South Hackensack, NJ        Mail Drop-Reorg           New York, NY 10271
          07606           Ridgefield Park, NJ 07660     Attn: Reorganization
   Attn: Reorganization      Attn: Reorganization            Department
        Department                Department

                           By Facsimile Transmission
                       (for Eligible Institutions only):

                                (201) 296-4293

                             Confirm By Telephone:

                                (201) 296-4860

                                ---------------

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

   This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

 Ladies and Gentlemen:

    The undersigned hereby tenders to DP Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Deutsche Post AG, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 19, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer"), receipt of which is
 hereby acknowledged,        shares of common stock, par value $0.01 per
 share (the "Shares"), of Air Express International Corporation, a Delaware corporation, pursuant to the guaranteed delivery procedure set forth under "Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

 Certificate Nos. (if available):                    SIGN HERE


 ------------------------------------   ------------------------------------
                                              (Signature(s) of Holder(s))


 ------------------------------------
                                        Dated: _____________________________



 If Shares will be tendered by book-    Name(s) of Holder(s): ______________
 entry transfer:                                        Please Print or Type


 Account No. ________________________   ------------------------------------
 at The Depository Trust Company                        Address


                                        ------------------------------------
                                                                    Zip Code

                                        ------------------------------------
                                            Area Code and Telephone Number



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

                                   GUARANTEE
                    (Not to be used for signature guarantee)

    The undersigned, a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, guarantees (a) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal, and any other required documents, all within three National Association of Securities Dealers, Inc. Automated Quotation National Market System trading days of the date hereof.

 -------------------------------------   -------------------------------------
             Name of Firm                        Authorized Signature

 -------------------------------------   -------------------------------------
                Address                                  Title

 -------------------------------------   Name: _______________________________
                              Zip Code           Please Print or Type

 -------------------------------------   Dated:
                                              --------------------------------
   Area Code and Telephone Number

                DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
       SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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